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                                                               EXHIBIT 10.9A


                                                          December 10, 1991

Mr. Peter Brant
Mr. Joseph Allen
Brant-Allen Industries, Inc.
80 Field Point Road
Greenwich, Connecticut 06830

Dear Peter and Joe:


     This letter is to set forth our understanding regarding several matters.

     1. Dow Jones and The Washington Post agree to purchase from Bear Island the equivalent of 6,000 metric tons of standard newsprint each. Payment will be made on or before January 6, 1992. The purchase price is the equivalent of $350 per metric ton of standard 48.8-gram newsprint, and $375 per metric ton for 45-gram basis weight newsprint, f.o.b. the mill or the mill's warehouse. Bear Island will arrange and pay for storage and rotation of this newsprint for up to six months, if Dow Jones (or The Washington Post) so desires. This tonnage is in addition to newsprint purchased pursuant to the contracts ("Newsprint Contracts") between the parties dated May 19, 1978, and amended on April 1, 1987.

     2. The price paid by Dow Jones and The Washington Post for newsprint purchased in 1991 pursuant to the Newsprint Contracts will be calculated, on a quarterly basis, (a) for the first three quarters by averaging prices for all the tonnage sold by Bear Island to non-partners during each quarter; and
(b) for the fourth quarter by averaging equally Dow Jones's and The Post's weighted average prices paid in the fourth quarter for all Eastern newsprint from regular non-equity North American suppliers providing Dow Jones (or The
Post) 10,000 or more tons during 1991.

     3. The pricing formula in the Newsprint Contracts will be amended, as set forth in the accompanying Amendment, to be effective in 1992 and thereafter unless the partners otherwise agree. In order to reflect the current industry practice of premium discounts in prices of lighter basis weight newsprint, during 1991 and 1992 the list price for 45-gram basis weight newsprint will be converted into (or from) the list price for 48.8-gram basis weight newsprint by dividing (or multiplying) the 45-gram list price by 1.0715.

                                        Sincerely,

                                        Dow Jones & Company, Inc.

                                        By:  /s/ James H. Ottaway, Jr.
                                             -------------------------
                                             James H. Ottaway, Jr.


Agreed to and accepted:                 The Washington Post

/s/ Peter M. Brant                      By: /s/ Martin Cohen
------------------                          ----------------
Peter M. Brant                              Martin Cohen
Brant-Allen Industries, Inc.
General Partner




                                                             December 10, 1991

          Bear Island Paper Company
          Route 738
          Ashland, Virginia  23005

          Dear Sirs:

               This Agreement will confirm that Section 3 of the newsprint purchase contract between Bear Island and Dow Jones dated May 19, 1978, and amended on April 1, 1987, is further amended to read in its entirety as follows:

               Section 3. Price: As of January 1, 1992, the price to be paid for newsprint purchased hereunder shall be calculated and paid as follows:

               (a) Within 20 days of the end of each quarter, The Washington Post and Dow Jones will each advise Bear Island of its respective Average Net Transaction Prices for newsprint (as defined in the following sentence) purchased during the prior quarter. The Average Net Transaction Price is the weighted average price (on a freight pre-paid basis) of all Eastern newsprint purchased by Dow Jones (or The Washington Post) from regular North American non-equity/partner suppliers providing 10,000 or more tons to Dow Jones (or The Washington Post) annually; prices will be adjusted for basis weight as set forth in subsection (e) below.

               During the last 10 days of each January, April, July and October, Seller shall make a good faith estimate of what the Partners' Price (as hereinafter defined) will equal during the current quarter, and during such quarter Buyer will pay Seller the estimated Partners' Price for newsprint.

               In each January Bear Island will make a determination of the actual Partners' Price for the immediately preceding calendar year. If the actual Partners' Price exceeds the estimates thereof paid by Dow Jones during such calendar year, Dow Jones's account will be debited by the amount of such excess; on the other hand, if such estimates of the Partners' Price exceeded the actual Partners' Price, Dow Jones's account will be credited by the amount of such excess.

               (b) Buyer may elect to purchase tonnage f.o.b. the Mill, in which event Buyer will pay the estimated Partners' Price less the Freight Allowance (as hereinafter defined).

               (c) In each January Dow Jones's and The Washington Post's independent public accountants shall certify the accuracy of their respective Average Net Transaction Prices submitted to Seller for the preceding year. In each January Seller's independent public accountants shall certify Seller's calculation of the actual Partner's Price for the immediately preceding year.

               (d) "Partners' Price," means the average of the annual Average Net Transaction Price of The Washington Post and Dow Jones, weighted equally, such average not to be more than two percent (2%) above nor less than two percent (2%) below Seller's weighted average price for all tonnage sold to non-partners during the calendar year. Prices will be adjusted for basis weight as set forth in subsection (e) below.

               (e) Unless the parties agree otherwise, prices for all tonnage will be converted on a straight pro-rata basis into an equivalent 48.8 gram basis weight price for making calculations.

               (f) "Freight Allowance" for 1992 means an amount equal to $23.54 per ton for customers receiving by rail, and $20.77 per ton for customers receiving by truck. Commencing in January 1993 and in each January thereafter, the Freight Allowance for the current calendar year shall be increased or decreased, as the case may be, by the percentage by which Bear Island's average annual transportation costs per ton for rail and truck increased or decreased in the Eastern United States during the preceding year over such costs during the prior year.

               If the foregoing accurately reflects our agreement, please execute this letter agreement in the space provided below.

                                             Very truly yours,

                                             DOW JONES & COMPANY, INC.


                                             By:  /s/ James H. Ottaway Jr.
                                                  ___________________________
                                                  Name:  James H. Ottaway Jr.

          Accepted and agreed upon:            Accepted and agreed upon for
          BEAR ISLAND PAPER COMPANY            purposes of providing and
                                               verifying past prices:


          By:  Brant-Allen Industries, Inc.    THE WASHINGTON POST COMPANY
               General Partner


                  By:  /s/ Peter M. Brant             By:  /s/ Martin Cohen
               ____________________________        __________________________
               Name:  Peter M. Brant               Martin Cohen